EXHIBIT 10.15

CR Acquisition Corp.
623 Fifth Avenue, 32nd Floor
New York, New York, 10022

May 23, 2008

     Re:      Indemnification

Ladies and Gentlemen:

      This letter will confirm our agreement that the undersigned, jointly and severally, agree to indemnify and hold harmless CR Acquisition Corp. (the “Company”) against any and all loss, liability, claims, damage, and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) resulting from or arising out of any claim by any vendor, service provider or prospective target business, but only to the extent necessary to ensure that any such loss, liability, claim, damage or expense does not reduce the funds held in the Trust Account (as defined below). The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the undersigned will undertake such defense. Indemnification by the undersigned will not be available (a) as to any claims by a third party who execute a waiver (a “Third Party Waiver”) of any and all rights to seek access to the Trust Account, even if such Third Party Waiver is subsequently found to be invalid or unenforceable, and (b) as to any claims under the Company’s indemnity of the underwriters of the IPO (as defined below) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If a vendor, service provider or prospective target business does not execute a Third Party Waiver, the undersigned will only be liable to the extent necessary to ensure that stockholders of the Company entitled to receive liquidation distributions receive no less than $9.90 per share upon liquidation.

      1. As used herein, each of the following terms have the following meanings:

      “Business Combination” shall have the meaning ascribed to it in the Registration Statement.

      “Business Combination Date” shall mean the date upon which a Business Combination is consummated.

      “IPO” shall mean an initial public offering of the Company's units, each comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock.

      “Prospectus” shall mean the final prospectus filed with respect to the Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

      “Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the IPO.

      “SEC” shall mean the United States Securities and Exchange Commission.

      “Termination Date” shall mean the 24-month anniversary of the date of the consummation of the IPO (or 36-month anniversary, if extended pursuant to a stockholder vote as described in the Registration Statement).

      “Trust Account” shall mean that certain trust account at JPMorgan Chase, maintained by

Continental Stock Transfer & Trust Company, acting as trustee, into which the Company will deposit the “total amount held in trust,” as described in the Prospectus.

     2. Each of the undersigned has full right, power, and authority, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

     3. Each of the undersigned acknowledges and understands that the underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the IPO.

     4. This letter agreement shall be binding on each of the undersigned and each of their respective successors, heirs, representatives, and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement; provided, further, that the first paragraph of this letter agreement and following sections of this letter agreement shall survive such termination: 2, 6, 7, and 8.

     5. Each of the undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Company, the underwriters (subject, in all cases, to the Confidentiality Agreement dated April 1, 2008, between Deutsche Bank Securities, Inc. and Prentice Capital Management, LP and its affiliated funds) and their respective legal representatives or agents (including any investigative search firm retained by any of the foregoing) any information they may have about the undersigned's background and finances for the purposes of such party's participation in the IPO. The Company hereby agrees that it shall maintain any such information obtained in strict confidence, except that the Company may disclose or permit the disclosure of any such information (i) to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such information or (ii) if such information is required to be disclosed to comply with applicable law or with a court or administrative order.

     6. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against the Company or any of the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

     7. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

     8. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by a written instrument executed and delivered by the undersigned, the Company and the Underwriters. Deutsche Bank Securities Inc., as representative of the several underwriters, is a third party beneficiary of this letter agreement.

PRENTICE CAPITAL PARTNERS, LP

By:	Prentice Capital GP, LLC, its GP

By:	/s/ Mathew Hoffman
Name:	Mathew Hoffman
Title:	General Counsel

PRENTICE CAPITAL PARTNERS, QP, LP

By:	Prentice Capital GP, LLC, its GP

By:	/s/ Mathew Hoffman
Name:	Mathew Hoffman
Title:	General Counsel

PRENTICE CAPITAL OFFSHORE, LTD.

By:	Prentice Capital Management, LP

By:	/s/ Mathew Hoffman
Name:	Mathew Hoffman
Title:	General Counsel

AGREED AND ACCEPTED:

CR ACQUISITION CORP.

By:	/s/ Mario Ciampi
Name:	Mario Ciampi
Title:	Chief Executive Officer and President

[Signature Page - Indemnification Letter Agreement]